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                                                                  Exhibit 99.4



                                    AMENDMENT
                                       TO
                                RIGHTS AGREEMENT


     Amendment, dated as of July 20, 1998 (the "Amendment"), to the Rights Agreement (the "Rights Agreement"), dated as of January 22, 1997, between SIS Bancorp, Inc., a Massachusetts corporation (the "Company"), and ChaseMellon Shareholder Services L.L.C., as Rights Agent (the "Rights Agent").

                                   WITNESSETH:

     WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company may prior to any Distribution Date (as defined in the Rights Agreement) supplement or amend the Rights Agreement without the approval of any holders of certificates representing the common stock of the Company; and

     WHEREAS, the Company now desires to amend the Rights Agreement in the manner set forth in this Amendment, and pursuant to Section 26 of the Rights Agreement, the Company hereby directs that the Rights Agreement should be amended as set forth in this Amendment;

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     1.   AMENDMENTS TO SECTION 1.

          (a) Section 1 of the Rights Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

          "Merger" shall have the meaning set forth in the Merger Agreement.

          "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of July 20, 1998, among the Company, PHFG and Peoples Heritage Merger Corp., as may be amended from time to time.

          "PHFG" shall mean Peoples Heritage Financial Group, Inc.

          "Option Agreement" shall mean the Option Agreement, dated as of July 20, 1998, between the Company and PHFG, as may be amended from time to time.

          (b) The definition of "Acquiring Person" in Section 1 of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof:


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          "Notwithstanding the foregoing or any other provision of this
          Agreement to the contrary, none of PHFG, any Subsidiary of PHFG or any other Person shall be deemed to be an Acquiring Person by virtue of the Merger Agreement and the Option Agreement as a result of any of
          (i) the execution and delivery of the Merger Agreement and the Option Agreement, (ii) the consummation of the Merger and (iii) the consummation of the other transactions contemplated in the Merger Agreement and the Option Agreement.

     2. AMENDMENT TO SECTION 3(a). Section 3(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

          "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of any of (i) the execution and delivery of the Merger Agreement and the Option Agreement, (ii) the consummation of the Merger and (iii) the consummation of the other transactions contemplated in the Merger Agreement and the Option Agreement.

     3. AMENDMENT TO SECTION 7(a). Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:

          "(a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or exchanged as provided in Section 29 hereof, (iii) the time at which the Rights expire pursuant to Section 13(d) hereof or (iv) the Effective Time of the Merger (as such terms are defined in the Merger Agreement) (the earliest of (i), (ii), (iii) or (iv) being herein referred to as the "EXPIRATION DATE")."



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     4.   AMENDMENT TO SECTION 13. Section 13 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

          "Notwithstanding anything in this Agreement to the contrary, (i) the execution and delivery of the Merger Agreement and the Option Agreement, (ii) the consummation of the Merger and (iii) the consummation of the other transactions contemplated in the Merger Agreement and the Option Agreement shall not be deemed to be a Section 13 Event and shall not cause the Rights to be adjusted or exercisable in accordance with, or any other action to be taken or obligation to arise pursuant to, this Section 13."

     5. This Amendment shall be deemed effective as of the date first above written, as if executed on such date. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

     6. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth.

     7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as a sealed instrument as of the day and year first above written.

Attest:                                 SIS BANCORP, INC.


/s/ Michael E. Tucker                   By: /s/ F. William Marshall, Jr.
----------------------------------          ----------------------------------
Name:  Michael E. Tucker                    Name:  F. William Marshall, Jr.
Title: Clerk                                Title:  President and Chief
                                                           Executive Officer

Attest:                                 CHASE MELLON SHAREHOLDER
                                           SERVICES, L.L.C.


/s/ Beverly A. Verrico                  By: /s/ James E. Hagen
----------------------------------          ----------------------------------
Name: Beverly A. Verrico                    Name: James E. Hagen
Title:   Assistant Vice President           Title: Vice President




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